September 24, 1996



Mr. Timothy Miles
President
Pratt, Wylce, & Lords, Ltd.
Carolina Building #222
10 Office Park
Hilton Head Island, South Carolina 29928

RE:  EXTENSION OF THE CONSULTING AGREEMENT BETWEEN
PRATT, WYLCE & LORDS LTD.  AND GRAND SLAM LICENSING,
INC.

Dear Timothy:

Thank you for pointing out the fact that the CONSULTING AGREEMENT
BETWEEN PRATT, WYLCE & LORDS, LTD. AND GRAND SLAM
LICENSING,
INC. has expired. Pursuant to our discussion this afternoon, I am writing to confirm our mutually declared intent to extend the CONSULTING
AGREEMENT
under
the terms and conditions contained therein through March 31, 1997. Please sign both copies of this letter on the line provided for that purpose declaring your agreement with this extension, retain one (1) copy for your files and return a copy to Chuck Richmond for our files.

Please accept my thanks for the efforts of Pratt, Wylce & Lords on behalf of Grand Slam Licensing, Inc. thus far.

Sincerely,


Milton O. Thompson, Esq.
President

My signature below verifies my agreement to the extension of the CONSULTING AGREEMENT BETWEEN PRATT, WYLCE & LORDS,
LTD.  AND
GRAND SLAM LICENSING, INC.  as described in this letter.


Timothy Miles
President, Pratt, Wylce & Lords, Ltd.